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                                                                    EXHIBIT 4.2

                             FORM OF NEW DEBENTURE

                          (FORM OF FACE OF DEBENTURE)

[If Debenture is a Global Debenture, insert the following:

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE INDENTURE, THIS GLOBAL DEBENTURE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]

[If The Depository Trust Company is the Depository, insert the following:
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No. _____________                                                $_____________
                           Verizon New York Inc.
                     ____% Debentures, Series _, Due ____

Verizon New York Inc., a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Company"), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of __________________ Dollars on __________________ and to pay
interest on said principal sum from __________________, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on _________ and ____________ in each year, commencing ____________, at the rate of _____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the __________ or __________, as the case may be (whether or not a business day), next preceding such interest payment date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice
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as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the City of New York, State of New York in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated: _________                                  VERIZON NEW YORK INC.


[Seal]                                            By _______________________


Attest:

By __________________________
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                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                              JPMorgan Chase Bank
                     as Trustee, Authenticating Agent and
                              Security Registrar

                         By __________________________
                               Authorized Signatory

                         Dated:
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                         (FORM OF REVERSE OF DEBENTURE)

This Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 2001 duly executed and delivered between the Company and JPMorgan Chase Bank, a New York banking corporation organized and existing under the laws of the State of New York (hereinafter referred to as the "Trustee") (the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Debenture is one of the series designated on the face hereof (herein called the "Debentures") unlimited in aggregate principal amount.

[INSERT IF GLOBAL DEBENTURE - This Global Debenture shall be exchangeable for Debentures in definitive form registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as the Depository or if at any time such Depository is no longer registered or in good standing under the Securities Exchange Act of 1934 or other applicable statute and a successor depository is not appointed by the Company within 90 days or (ii) the Company executes and delivers to the Trustee an Officers' Certificate that the Global Debenture shall be so exchangeable. To the extent that the Global Debenture is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Debentures registered in such names as the Depository shall direct. Notwithstanding any other provision herein, this Global Debenture may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.]

In case an Event of Default, as defined in the Indenture, with respect to the Debentures shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to
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waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times and place and at the rate and in the money herein prescribed.

The Debentures are issuable as registered Debentures without coupons in denominations of $1,000 or any integral multiple thereof. Debentures may be exchanged, upon presentation thereof for that purpose, at the office or agency of the Company in the City of New York, State of New York, for other Debentures of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

[The Debentures will not be redeemable prior to maturity.]

                                       OR

[The Debentures may not be redeemed prior to _________. The Debentures may be redeemed on not less than 30 nor more than 60 days prior notice given as provided in the Indenture, as a whole or from time to time in part, at the option of the Company, on any date or dates on or after _________, and prior to maturity, at the applicable percentage of the principal amount thereof to be redeemed as set forth below under the heading "Redemption Price" during the respective twelve month periods beginning ____ of the years shown below:

                     Year                Redemption Price
                     ----                ----------------
                                                %

together, in each case, with accrued interest to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date).

In the event of redemption of this Debenture in part only, a new Debenture of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Debenture shall be issued in the name of the holder hereof upon the presentation and surrender hereof.]

                                       OR
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[The Debentures may be redeemed on not less than 30 nor more than 60 days' prior notice given as provided in the indenture, as a whole or from time to time in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus ___ basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

"Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as "Statistical Release H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yield on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

"Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debentures.

"Independent Investment Banker" means an independent investment banking or commercial banking institution of national standing appointed by the Company.

"Comparable Treasury Price" means (i) the average of three Reference Treasury Dealer Quotations for such redemption date, or (ii) if the Independent Investment Banker is unable to obtain three such Reference Treasury Dealer Quotations, the average of all such quotations obtained.
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"Reference Treasury Dealer" means any independent investment banking or commercial banking institution of national standing and their respective successors appointed by the Company, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker and approved in writing by the Company.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.
In the event of redemption of this Debenture in part only, a new Debenture of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Debenture shall be issued in the name of the holder hereof upon the presentation and surrender hereof.]

As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the City of New York, State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Debenture the Company, the Trustee, any paying agent and any Security Registrar for the securities may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar for the securities) for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 2.05 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar for the securities shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

[INSERT IF GLOBAL DEBENTURE - The Depository by acceptance of this Global Debenture agrees that it will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Debenture unless such beneficial interest is
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in an amount equal to an authorized denomination for Debentures of this series.]

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.